UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013 (May 9, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Glimcher Realty Trust (the “Registrant”) was held on Thursday, May 9, 2013 (the “Meeting”). Proxies for the Meeting were solicited by the Registrant pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Three proposals were submitted to a vote of the holders of the Registrant’s common shares.

In connection with Proposal 1 regarding the election of three Class I Trustees, there was no solicitation in opposition to the nominees for Class I Trustee listed in the proxy statement for the Meeting and all of the nominees listed in the proxy statement for the Meeting were elected.  The final voting results for Proposal 1 are as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Timothy J. O’Brien	123,324,304	2,181,878	9,398,823
Niles C. Overly	122,391,397	3,114,785	9,398,823
William S. Williams	121,740,294	3,765,888	9,398,823

In connection with Proposal 2, there was no solicitation in opposition of the ratification of the appointment of BDO USA, LLP (“BDO”) as the Registrant's independent registered public accounting firm as set forth in the proxy statement for the Meeting and such appointment was ratified. There were no broker non-votes cast or votes withheld in connection with Proposal 2. The final voting results for Proposal 2 are as follows:

Proposal 2	Votes For	Votes Against	Abstentions
Ratification of the appointment of BDO as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	133,805,488	1,006,291	93,226

 In connection with Proposal 3 regarding a non-binding and advisory resolution to approve the compensation of the Registrant’s named executive officers (as such term is defined in Item 402(a)(3) of Regulation S-K) reported in the proxy statement for the Meeting, the final voting results are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3	123,398,730	1,977,186	130,266	9,398,823

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 14, 2013	/s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel & Secretary